UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 28, 2021

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 10, 2021, InterDigital, Inc. (the “Company”) announced that it had begun the process of a strategic review, including taking certain actions to increase focus on core technologies and markets. Related to this review, the Company recognized a $13.2 million restructuring charge in second quarter 2021, net of reimbursement arrangements, as described in Note 11 to the consolidated financial statements included in the Company’s Form 10-Q  for the quarter ended June 30, 2021.

On September 28, 2021, the Company finalized an agreement with the representative trade unions of certain of its French subsidiaries to commence the reorganization of the research and innovation unit located in France as part of the reduction in force announced in June. The majority of termination notices will be issued during the remainder of 2021.

In connection with this agreement, and consistent with the Company’s previously communicated third quarter 2021 guidance for one-time expenses, the Company estimates that it will incur severance and related charges of approximately $8 to $10 million in third quarter 2021. The Company expects to incur up to an additional $1 to $4 million thereafter. Substantially all of these expenses will be cash expenditures and are in addition to amounts previously accrued as part of the Company’s second quarter 2021 restructuring charge described above.

These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction in force or other restructuring activities.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “anticipates,” and variations of such words or similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, statements related to our expectations with respect to the Company’s planned reduction in force and other restructuring activities. These forward-looking statements are based on current expectations and speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, the cautionary statements and risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and other reports which the Company files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Richard L. Gulino
Richard L. Gulino
Chief Legal Officer, General
Counsel and Corporate Secretary

Date: October 4, 2021